EXHIBIT 21.1
List of Subsidiaries
United Development Funding IV Operating Partnership, L.P, a Delaware limited partnership
UDF IV Home Finance, LP, a Delaware limited partnership
UDF IV HF Manager, LLC, a Delaware limited liability company